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As filed with the Securities and Exchange Commission on April 29, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	13-3951308 (I.R.S. Employer Identification No.)

1441 Gardiner Lane
Louisville, Kentucky 40213
(502) 874-8300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Christian L. Campbell, Esq.
Senior Vice President, General Counsel, Secretary
and Chief Franchise Policy Officer
YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213
(502) 874-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Schuette
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606 4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities	(2)	(2)	(2)	(2)

(1)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
An indeterminate aggregate initial offering price of debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

YUM! BRANDS, INC.
Debt Securities

        We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.

        Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.

        The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Investing in our securities involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2013.

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ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to YUM! Brands, Inc. and its subsidiaries, collectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. The statements include those identified by such words as "may," "will," "expect," "project," "anticipate," "believe," "plan" and other similar terminology. These "forward-looking statements" reflect our current expectations regarding future events and operating and financial performance and are based upon data available at the time of the statements. Actual results involve risks and uncertainties, including both those specific to us and those specific to the industry, and could differ materially from expectations. Important factors that could cause actual results to be materially different from expectations include those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K that is incorporated by reference in this prospectus. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any of this information in the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Securities Exchange Act of 1934, referred to as the Exchange Act, is 001-13163.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

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  Annual Report on Form 10-K for fiscal year ended December 29, 2012.

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  Quarterly Report on Form 10-Q for the quarterly period ended March 23, 2013.

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  Current Reports on Form 8-K filed on March 1, 2013 and March 21, 2013.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offering of the debt securities is completed shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Current Reports on Form 8-K containing only disclosures furnished under Item 2.02 or Item 7.01 of Form 8-K are not incorporated by reference in this prospectus. Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all filings incorporated by reference in this prospectus. You may request a copy of these filings by writing or telephoning us at our principal executive offices: YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213, Telephone Number (502) 874-8300, Attention: Investor Relations.

RATIO OF EARNINGS TO FIXED CHARGES

        Set forth below are our consolidated ratios of earnings to fixed charges for the 12 week period ended March 23, 2013 and the fiscal years ended 2012, 2011, 2010, 2009 and 2008.

	12 Weeks Ended March 23, 2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.77	5.09	4.19	4.10	3.75	3.43

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for working capital and other general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time.

DESCRIPTION OF OUR DEBT SECURITIES

        The following description sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

        The debt securities may be issued, from time to time, in one or more series under an Indenture, dated May 1, 1998, between us and The Bank of New York Mellon Trust Company, N.A. as successor to the First National Bank of Chicago, as trustee. The following summaries of certain provisions of the debt securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms.

General

        The debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future unsecured unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future liabilities of our subsidiaries and (ii) all of our existing and future senior secured indebtedness.

        The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. Unless otherwise indicated in an applicable prospectus supplement, except as described below under "Certain Covenants," the Indenture does not include covenants restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if such transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the Indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "Mergers and Sale of Assets."

        The applicable prospectus supplement or prospectus supplements will describe, among other things, the following terms of the debt securities offered thereby:

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  the title of the offered debt securities;

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  any limit on the aggregate principal amount of the offered debt securities;

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  the price or prices at which the offered debt securities will be issued;

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  the date or dates on which the principal of the offered debt securities is payable;

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  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such offered debt securities will be payable and the place or places where such offered debt securities may be presented for transfer and, if applicable, conversion or exchange and notices and demands to or upon us in respect of the securities of the series may be served;

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  the rate or rates at which the offered debt securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue;

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  the dates, if any, on which any interest on the offered debt securities will be payable, and the regular record date for any interest payable on any offered debt securities;

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  the obligation, if any, of us to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

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  whether such offered debt securities are convertible or exchangeable into other securities and, if so, the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

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  any terms applicable to such offered debt securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue;

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  if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

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  any deletions from, modifications of or additions to the events of default or covenants applicable to us with respect to such offered debt securities and whether or not such events of default or covenants are consistent with the events of default or covenants set forth in this prospectus;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which, offered debt securities may be redeemed, in whole or in part, at our option;

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  the denominations in which any registered securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other terms of the offered debt securities not inconsistent with the provisions of the Indenture.

        The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities and will not limit in any respect our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus provided that such terms are not inconsistent with the Indenture and this prospectus.

        Our operations are conducted almost entirely through subsidiaries. Accordingly, the cash flow and the consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Form, Exchange, Registration and Transfer

        Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issued in fully registered form and will be represented by a global debt security, as described below under "Book-Entry Securities." Unless otherwise indicated in an applicable prospectus supplement, registered debt securities will be issuable in denominations of $1,000 and integral multiples thereof.

        Debt securities may be presented for registration of transfer, at our office or agency designated as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the Trustee as registrar and the name of any different or additional registrar designated by us with respect to the offered debt securities will be included in the prospectus supplement relating thereto.

        In the event of any partial redemption of debt securities of any series, we will not be required to (i) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and premium, if any, and interest, if any, on registered debt securities will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of principal, premium or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered debt securities will be made to the person in whose name such registered debt security is registered at the close of business on the regular record date for such interest.

        Unless otherwise indicated in an applicable prospectus supplement, the Trustee will be designated as our sole paying agent for payments with respect to the debt securities.

        All monies paid by us to a paying agent for the payment of principal of, or premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment thereof.

Book-Entry Securities

        The debt securities of a series will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities of a series will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or other successor depositary we appoint and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

        We anticipate that DTC will act as depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered global security will be issued with respect to each $500 million of principal amount of debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of debt securities of such series.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants' records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will consent or vote with respect to such debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities of the series are credited on the record date (identified in a listing attached to the omnibus proxy).

        Principal of, and premium, if any, and interest, if any, on the debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to Cede & Co. is the responsibility of us or the Trustee. Disbursement of payments from Cede & Co. to direct participants is DTC's responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

        In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant's interest in the debt securities, on DTC's records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered debt securities to the tender agent's account.

        DTC may discontinue providing its services as depositary for the debt securities at any time by giving reasonable notice to us or the Trustee. Under these circumstances, if a successor depositary is not obtained, then debt security certificates must be delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, debt security certificates will be printed and delivered.

        We obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certain Covenants

  Limitation on Liens

        Under the Indenture, we have agreed to not create, assume or suffer to exist any lien on any "restricted property," to secure any of our debt or that of our subsidiaries or any other person, or permit any subsidiary to do so, without securing the debt securities having the benefit of this covenant equally and ratably with (or prior to) such debt for so long as such debt is so secured.

        This covenant does not apply to any of the following types of liens:

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  with respect to any particular series of debt securities, liens existing on the date of issuance of such series;

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  liens on restricted property of corporations at the time they become our subsidiaries;

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  liens existing on restricted property when acquired by us or any of our subsidiaries (including through merger or consolidation);

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  liens to secure debt incurred to finance the purchase price, construction, alteration, repair or improvement of restricted property;

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  liens securing debt of a subsidiary owing to us or another of our subsidiaries;

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  liens securing industrial development, pollution control, or similar revenue bonds or in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of law;

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  liens (i) to secure the payment of all or any part of the purchase price of any restricted property or the cost of construction, installation, renovation, improvement or development on or of such restricted property or (ii) to secure any debt incurred prior to, at the time of, or within 360 days after the later of the acquisition, the completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such restricted property for the purpose of financing all or any part of the purchase price or cost thereof;

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  liens otherwise prohibited by this covenant, securing debt which, together with the aggregate outstanding principal amount of all of our other debt and the debt of our subsidiaries owning restricted property which is secured by liens that would otherwise be prohibited by this covenant and the value of sale and leaseback transactions described below effected in accordance with this exception, does not exceed 10% of our consolidated net tangible assets; and

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  any extension, renewal or refunding of any liens referred to in the foregoing clauses; provided, however, that in the case of this exception, the principal amount of debt secured thereby will not exceed the principal amount of debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Under the Indenture, "debt" means (a) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness, (b) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms, and (c) all rental obligations as lessee under leases which will have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

        Under the Indenture, "restricted property" means (a) any individual facility or property, or portion thereof, owned or leased by us or our subsidiaries and located within the continental United States of America which, in the opinion of our Board of Directors, is of material importance to our business and that of our subsidiaries taken as a whole, but no such individual facility, property or portion of a facility or property will be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 3% of our consolidated net tangible assets, and (b) any shares of capital stock or indebtedness of any subsidiary owning any such facility. As of the date of this prospectus, we have no restricted properties.

        Under the Indenture, "consolidated net tangible assets" refers to the total amount of our assets (less applicable valuation allowances) after deducting (a) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined in accordance with generally accepted accounting principles.

  Limitation on Sale and Leaseback Transactions

        Under the Indenture, we have agreed not to, and to not permit any subsidiary to, enter into any sale and leaseback transaction unless:

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  we or such subsidiary would be entitled under the provisions described above under "Limitation on Liens" to incur debt in a principal amount equal to the value of such sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the debt securities having the benefit of this covenant, or

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  we or such subsidiary, during the six months following the effective date of such sale and leaseback transaction, apply an amount equal to the value of such sale and leaseback transaction to the acquisition of restricted property or to the retirement of debt securities or funded debt.

        A "sale and leaseback transaction" is any arrangement with any person pursuant to which we or any of our subsidiaries leases any restricted property that has been or is to be sold or transferred by us or the subsidiary to such person, other than:

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  leases for a term, including renewals at the option of the lessee, of not more than three years;

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  leases between us and a subsidiary or between subsidiaries; and

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  leases of restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such restricted property.

        The value of a sale and leaseback transaction is an amount equal to the present value of the lease payments (after deducting the amount of rent to be received under noncancellable subleases) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of such sale and leaseback transaction and which have the benefit of the covenant limiting sale and leaseback transactions.

        For purposes of determining such value, "lease payments" are the aggregate amount of the rent payable by the lessee with respect to the applicable period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease payment will be estimated in such reasonable manner as our Board of Directors may in good faith determine.

Mergers and Sales of Assets

        Under the Indenture, we have agreed to not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all of our obligations under the debt securities and the Indenture, and (ii) immediately after giving effect to such transaction, no event which is, or after notice or passage of time or both would be, an event of default will have occurred and be continuing under the Indenture. Upon the assumption of our obligations by a person to whom such properties or assets are conveyed or transferred, we will be discharged from all obligations under the debt securities and the Indenture.

Events of Default

        The Indenture provides that, if an event of default under the Indenture has occurred and is continuing as described below, with respect to each series of the debt securities outstanding thereunder individually, the Trustee or the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

        Under the Indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder individually, any of the following:

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  default in payment of the principal of any debt security of such series;

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  default in payment of any interest on any debt security of such series when due, continuing for 30 days, so long as holders of 75% of the then outstanding debt securities of such series have not consented to a postponement of such payment;

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  default in payment of any sinking fund or purchase fund installment or analogous obligation, if any, on any debt security of such series when due, continuing for 30 days;

  •
  failure by us to comply with our other agreements in respect of any debt securities of such series upon the receipt by us of notice of such default given as specified in the Indenture and our failure to cure such default within 90 days after receipt by us of such notice;

  •
  acceleration of any indebtedness for money borrowed by us in an aggregate principal amount exceeding $50 million under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled, or such indebtedness is not discharged, within 30 days after written notice as provided in the Indenture;

  •
  certain events of bankruptcy or insolvency with respect to us; and

  •
  any other event of default set forth in an applicable prospectus supplement.

        The Trustee will give notice to holders of the debt securities of any continuing default known to the Trustee within 90 days after the occurrence thereof. However, the Trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series. Such direction cannot be in conflict with any law or the Indenture and it is subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee will be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the Indenture or the debt securities, unless:

  •
  such holder has given the Trustee written notice of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series have made a written request to the Trustee to pursue such remedy;

  •
  such holder has offered to the Trustee reasonable indemnity satisfactory to the Trustee;

  •
  the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and

  •
  the Trustee has failed to comply with the request within such 60-day period.

        Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of the principal of and premium, if any and interest, if any, in respect of such debt security on the date specified in such debt security as the fixed date on which an amount equal to the principal of such debt security or an installment of principal thereof or premium or interest thereon is due and payable or to institute suit for the enforcement of any such payments will not be impaired or adversely affected without such holder's consent. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or premium or interest on, any debt security of such series or (ii) any default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each outstanding debt security of such series affected as described below under "Modification and Waiver."

        The Indenture provides that we will deliver to the Trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

        We and the Trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

  •
  to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the Indenture upon us;

  •
  to evidence the succession of another corporation to us and the assumption by it of our obligations under the Indenture and the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the Indenture;

  •
  to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the debt securities of one or more series and to add to or change any provisions of the Indenture as will be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

  •
  to cure any ambiguity, defect or inconsistency as long as such action will not adversely affect the interests of any holder of any such debt securities;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), as long as any such addition, change or elimination neither (a) applies to any debt security of any series created prior to the execution of such supplemental indenture and is entitled to the benefit of such provision nor (b) modifies the rights of the holder of any such debt securities with respect to such provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of any such debt securities.

        The Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, we and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series under the Indenture. However, no such supplemental indenture will, without the consent of the holders of at least 75% of the outstanding debt securities affected thereby, extend the time for payment of any installment of interest payable with respect to such debt securities. In addition, no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal on, any such debt security, or reduce the amount of principal of any debt security that is a discount security and that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or the rate of interest on, any such debt security or any premium payable upon redemption thereof;

  •
  change the place or currency of payment of principal or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the Indenture; or

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default.

        Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive our compliance with the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, the Indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the Trustee for cancellation all outstanding debt securities of such series or depositing with the Trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the Indenture with respect to such series.

        In addition, unless otherwise indicated in an applicable prospectus supplement, the Indenture provides that: we (a) will be discharged from our obligations in respect of the debt securities of such series, which we refer to as "a defeasance and discharge," or (b) may cease to comply with certain restrictive covenants, which we refer to as "a covenant defeasance," including those described under "Certain Covenants" and "Mergers and Sales of Assets" and any such omission will not be an event of default with respect to the debt securities of such series, in each case at any time prior to the stated maturity or redemption of the debt securities of such series, when we have irrevocably deposited with the Trustee, in trust:

  •
  sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of (and premium, if any), and interest to stated maturity (or redemption) on, the debt securities of such series;

  •
  such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to stated maturity (or redemption) on, the debt securities of such series; or

  •
  any combination thereof.

        Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, our delivery of (x) an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and such holders will be subject to tax on the same amounts, in the same manner and at the same times as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred and (y) an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance and discharge or covenant defeasance, as the case may be, have been complied with. Upon such defeasance and discharge, the holders of the debt securities of such series will no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and will look only to such deposited funds or obligations for payment.

The Trustee

        The Trustee will be permitted to engage in other transactions with us and our subsidiaries. However, if the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, it must eliminate such conflict or resign. An affiliate of the Trustee is a lender under our bank credit facilities.

 EXPERTS

        The consolidated financial statements of YUM! Brands, Inc. as of December 29, 2012 and December 31, 2011, and for each of the fiscal years in the three-year period ended December 29, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 29, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information, for the periods ended March 23, 2013 and March 24, 2012, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in YUM! Brands, Inc.'s quarterly report on Form 10-Q for the quarter ended March 23, 2013, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "1933 Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

LEGAL MATTERS

        The validity of the debt securities offered by this prospectus will be passed upon for us by Mayer Brown LLP, Chicago, Illinois.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee		(1)
Printing		*
Legal fees and expenses		*
Trustee fees		*
Accounting fees and expenses		*
Miscellaneous		*

TOTAL		*

(1)
Deferred in reliance upon Rule 456(b) and Rule 457(r).

*
Not presently determinable.

Item 15.    Indemnification of Officers and Directors.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act, or NCBCA, contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

        Article Sixth of our Restated Articles of Incorporation, referred to as the Charter, provides that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses (including attorney's fees) in any suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of us, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were, at the time taken, known or believed by such director or officer to be clearly in conflict with our best interests. The Charter also provides that we will indemnify any person who, at our request, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under any employee benefit plan. Indemnification provided under the Charter will in each case include advances of a director's or officer's expenses prior to final disposition of such proceeding upon receipt of an undertaking to repay such amount unless it will ultimately be determined that he or she is not entitled to be indemnified. The foregoing rights of indemnification under the Charter are not exclusive of any other rights to which those seeking indemnification may be entitled and will not be limited by the provisions of Sections 55-8-50 through 55-8-58 of the NCBCA or any successor statute.

        Our officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

        We have entered into indemnity agreements with each of our directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as our directors, officers, employees or agents. We may from time to time enter into indemnity agreements with additional individuals who become our officers and/or directors.

Item 16.    Exhibits.

        Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, YUM! Brands, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 29th day of April, 2013.

YUM! BRANDS, INC.
By:	/s/ DAVID C. NOVAK David C. Novak Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Patrick Grismer and Christian L. Campbell such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of April, 2013.

Signature	Title

/s/ DAVID C. NOVAK David C. Novak	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK GRISMER Patrick Grismer	Chief Financial Officer (Principal Financial Officer)
/s/ DAVID E. RUSSELL David E. Russell	Vice President, Finance and Corporate Controller (Principal Accounting Officer)
/s/ MICHAEL J. CAVANAGH Michael J. Cavanagh	Director

Signature	Title

/s/ DAVID W. DORMAN David W. Dorman	Director
/s/ MASSIMO FERRAGAMO Massimo Ferragamo	Director
/s/ MIRIAN M. GRADDICK-WEIR Mirian M. Graddick-Weir	Director
/s/ J. DAVID GRISSOM J. David Grissom	Director
/s/ BONNIE G. HILL Bonnie G. Hill	Director
/s/ JONATHAN S. LINEN Jonathan S. Linen	Director
/s/ THOMAS C. NELSON Thomas C. Nelson	Director
/s/ THOMAS M. RYAN Thomas M. Ryan	Director
/s/ JING-SHYH S. SU Jing-Shyh S. Su	Vice-Chairman of the Board
/s/ ROBERT D. WALTER Robert D. Walter	Director

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to debt securities issued by the Registrant.
4.1
Indenture, dated as of May 1, 1998, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (successor in interest to the First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Commission on May 13, 1998).
5.1	Opinion of Mayer Brown LLP, counsel for the Registrant, as to the validity of the debt securities of the Registrant.
12.1	Statement regarding the computation of ratio of earnings to fixed charges for the Registrant.
15.1	Letter from KPMG LLP regarding Unaudited Interim Financial Information (Acknowledgement of Independent Registered Public Accounting Firm).
23.1	Consent of KPMG LLP.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A.

*
To be filed, if necessary, by a post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.